Exhibit 99.1

ADT Completes Acquisition of Sunpro Solar

ADT SolarTM will provide customers with rooftop solar and energy storage solutions across
22 states, with plans to expand

Represents ADT’s entrance into the high-growth residential solar market

Creates tremendous customer value combining leading smart home security and sustainable home energy and management solutions from a single, trusted provider

Sunpro Solar founder Marc Jones named ADT Executive Vice President, Solar

BOCA RATON, Fla., Dec. 9, 2021 --- ADT Inc. (NYSE: ADT), the most trusted brand in smart home and small business security, today announced it has completed its acquisition of Sunpro Solar. With the acquisition of Sunpro Solar, ADT is introducing ADT SolarTM, which will provide customers with rooftop solar and energy storage solutions to increase their energy independence and help them save money on their energy expenses. Sunpro currently operates in 22 states, and ADT Solar plans to expand to more markets across the U.S.

“The closing of this transaction and the introduction of ADT Solar unlocks our ability to respond to customer desire for sustainable energy solutions they can use independently or combine with ADT’s smart security systems for a safer, smarter, and more sustainable home or business,” said Jim DeVries, ADT President and Chief Executive Officer. “We are especially pleased to have completed the transaction quickly, which allows us to swiftly begin to realize the great benefits of this combination for our customers, employees, and shareholders.”

“We have nearly 4 million ADT customers in our solar service area, and in a recent survey1, more than a quarter of ADT customers surveyed expressed interest in purchasing rooftop solar panels for their homes,” DeVries said. “This sizeable customer segment is an early opportunity for us to grow ADT Solar organically while also expanding to new customer markets for ADT Solar. I want to thank the dedicated teams at Sunpro and ADT for their incredible efforts in helping us reach this exciting milestone.”

As previously announced, Sunpro Solar founder Marc Jones and the Sunpro management team will now lead ADT Solar, with Jones serving as ADT Executive Vice President, Solar.

“We have a winning team and strategy in place with ADT Solar, and I expect us to continue our positive growth trajectory, by serving more customers in more places with an unbeatable and complementary package of smart home security plus renewable energy and energy storage solutions,” Jones said. “I look forward to leading ADT Solar for years to come as we build the business into the true rooftop solar industry leader.”

1 Sample size of 3,922 ADT customers

Forward-Looking Statements

ADT has made statements in this press release that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to our acquisition of Sunpro Solar, its anticipated impact on our business and financial condition, our anticipated plans and strategies, our anticipated cross-selling opportunities, anticipated growth in the demand for residential solar power, our ability to expand Sunpro’s existing distribution network, and our ability to integrate the Sunpro business into our own. Any forward-looking statement made in this press release speaks only as of the date on which it is made. ADT undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward-looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. ADT cautions that these statements are subject to risks and uncertainties, many of which are outside of ADT’s control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risks and uncertainties relating to the benefits to customers of ADT Solar’s solutions, risks and uncertainties relating to anticipated and potential growth opportunities for ADT Solar, risks and uncertainties relating to competition in the rooftop solar industry, risks and uncertainties related to the parties’ ability to integrate the acquired business successfully and to achieve synergies and other benefits, the possibility that the acquisition may cause disruption to the Sunpro Solar business and to its customers, any distraction of our management team from our business, the possibility that the acquisition may adversely impact our financial results, risks associated with the demand for residential solar power, including changes in governmental regulations and incentives, other risks associated with our ability to execute on the transaction, and risk factors that are described in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein.

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About ADT Inc.

ADT is the most trusted brand in smart home and small business security. Through innovative products, partnerships, and the largest network of smart home security professionals in the United States, we empower people to connect and protect what matters most at home, work, and on the go. For more information, visit www.adt.com.

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